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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                               October 23, 1996

IMP, Inc.
2830 North First Street
San Jose, California  95134

                      Re: IMP, Inc. Registration Statement for Offering of an aggregate of 1,500,000 Shares of Common Stock

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 750,000 shares of Common Stock under the IMP, Inc. 1996 Employee Stock Purchase Plan, and (ii) 750,000 shares of Common Stock under the IMP, Inc. Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the IMP, Inc. 1996 Employee Stock Purchase Plan and Stock Option Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Brobeck, Phleger & Harrison LLP
                                         BROBECK, PHLEGER & HARRISON LLP